UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2020

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K of Verra Mobility Corporation (the “Company”), filed on September 3, 2020 to report the departure of Mr. Vincent Brigidi (the “Original Form 8-K”). Except as set forth herein, no other modifications have been made to the Original Form 8-K.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)The Company previously reported in the Original Form 8-K that Vincent Brigidi, Executive Vice President, Commercial Services, would be leaving the Company effective September 30, 2020 (the “Transition Date”). On September 23, 2020, Mr. Brigidi and VM Consolidated, Inc. (“VM Consolidated”), a wholly owned subsidiary of the Company, entered into a Separation and Release Agreement (the “Separation Agreement”), pursuant to which Mr. Brigidi agreed, among other things, to remain employed in a special advisory role from the Transition Date through October 30, 2020 (the “Separation Date”), during which time (the “Transition Period”) and in such role, he will assist with the transition of his responsibilities as the Company’s former Executive Vice President, Commercial Services.

A summary of the material terms and conditions of the Separation Agreement is set forth below:

▪

Compensation and Benefits. During the Transition Period, Mr. Brigidi will continue to be paid at the salary rate in place immediately prior to the Transition Date and participate in the benefits plans and programs available to employees of the Company.

▪

Severance Payments. For twelve (12) months following the Separation Date, Mr. Brigidi will continue to receive his base salary in accordance with the Company’s regular payroll cycle, along with one hundred and two percent (102%) of the full cost of group health coverage for him and his dependents under the Company’s medical, dental, and vision plans (collectively, the “Severance Payments”). The Severance Payments will be made subject to Mr. Brigidi’s continued compliance with the terms of: (i) the Separation Agreement; (ii) the Proprietary Rights and Non-Competition Agreement that Mr. Brigidi signed in connection with the commencement of his employment on October 13, 2014 (as amended, the “Non‑Competition Agreement”); and (iii) a supplemental release agreement, to be entered by and between Mr. Brigidi and VM Consolidated as of the Separation Date (the “Bring-Down Release”).

▪

Equity Awards. On October 23, 2018, the Company granted Mr. Brigidi a restricted stock unit award representing the right to receive 277,301 shares of the Company’s common stock (the “2018 RSUs”). Pursuant to the Separation Agreement, twenty-five percent (25%) of the 2018 RSUs, representing 69,325 shares, will vest as scheduled on October 23, 2020. In addition, the Company agreed to permit the vesting of an additional twenty‑five percent (25%) of the 2018 RSUs, representing 69,325 shares, as scheduled on October 23, 2021, subject to Mr. Brigidi’s continued compliance with the terms of (i) the Separation Agreement, (ii) the Bring-Down Release, and (iii) the Non-Competition Agreement. All other equity awards held by Mr. Brigidi, including his unvested restricted stock units, performance stock units and employee stock options, will terminate or be forfeited as of the Separation Date.

▪

Extension of Non-Competition and Non-Solicitation Obligations. The Separation Agreement also amends certain provisions of the Non-Competition Agreement, including: (i) a six (6)-month extension of the non-solicitation period, from eighteen (18) months to twenty-four (24) months following the Separation Date; (ii) a twelve (12)-month extension of the non-competition period, from twelve (12) months to twenty-four (24) months following the Separation Date; and (iii) an expansion of the business territory applicable to Mr. Brigidi’s non-competition obligations.

The Separation Agreement further provides for standard confidentiality, general release, non-disparagement and cooperation provisions. All benefits described above are subject to required tax withholding.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2020	Verra Mobility Corporation

	By:	/s/ Patricia Chiodo
	Name:	Patricia Chiodo
	Title:	Chief Financial Officer

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